                                  EXHIBIT 10.17
                              EMPLOYMENT AGREEMENT
                                For James H. Moss

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into on October 17, 2000, by and between Waypoint Financial Corp., a Pennsylvania corporation (the "Company"), with its principal office located in Harrisburg, Pennsylvania, and James H. Moss, a resident of Lancaster, Pennsylvania ("Executive"). Any reference herein to the "Bank" shall refer to Waypoint Bank, a wholly-owned subsidiary of the Company.

     WHEREAS, the Company and Executive wish to enter into an Employment Agreement to evidence the terms and conditions of Executive's appointment as the Chief Financial Officer and to provide for Executive's employment by the Company, upon the terms and conditions set forth herein:

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Employment. The Company hereby agrees to employ Executive, and Executive
        ----------
hereby accepts such employment and agrees to perform his duties and responsibilities, in accordance with the terms, conditions and provisions hereinafter set forth.

     1. 1. Employment Term. The term of Executive's employment under this
           ---------------
Agreement shall commence on October 17, 2000 (the "Effective Date") and shall continue for thirty-six (36) consecutive months, or until October 16, 2003, (the "Employment Term"). At the expiration of the Employment Term, the Company (or the Bank) and the Executive shall enter into a change in control agreement substantially in the form attached hereto as Exhibit A.

     1.2. Duties and Responsibilities. The Company hereby appoints Executive as
          ---------------------------
the Chief Financial Officer of Company. During the Employment Term, Executive shall perform all duties and accept all responsibilities incident to the position of a senior executive officer of Company as may be assigned to him by the Board.

     1.3. Extent of Service. During the Employment Term, Executive agrees to use
          -----------------
his best efforts to carry out his duties and responsibilities under Section 1.2 hereof and, consistent with the other provisions of this Agreement, to devote substantially all his business time, attention and energy thereto. The foregoing shall not be construed as preventing Executive from continuing in any director capacities in which he is currently involved or from making investments in other businesses or enterprises provided that Executive agrees not to engage in any other business activity which, in the reasonable judgment of the Board, is likely to interfere with his ability to discharge his duties and responsibilities to the Company. Executive further agrees not to accept any new positions on either a part time or independent contracting basis for any other business or enterprise during the Employment Term without the prior written consent of the Board.

     1.4. Base Salary. For all the services rendered by Executive hereunder, the
          -----------
Company shall pay Executive a base salary ("Base Salary") in cash compensation, commencing on the Effective Date, at the annual rate of $151,200, payable in installments at such times as the Company customarily pays its other senior level executives (but in any event no less often than monthly). Executive's Base Salary shall be reviewed annually for appropriate adjustment (but shall not be reduced below the then current level) by the Board pursuant to its normal performance review policies for senior level executives.

     1.5. Retirement and Benefit Coverages and Perquisite. During the Employment
          -----------------------------------------------
Term, Executive shall be entitled to participate in all (a) employee pension and retirement plans and programs ("Retirement Plans") and (b) welfare benefit plans and programs ("Benefit Coverages"), in each case made available to the Company's or the Bank's employees generally, as such Retirement Plans or Benefit Coverages may be in effect from time to time. Executive shall also be entitled to an automobile, country club initiation fees, dues and assessments and any other executive perquisites, all in accordance with the Company's policy for senior executives.

     1.6. Reimbursement of Expenses and Vacation. Executive shall be provided
          --------------------------------------
with reimbursement of expenses related to his employment by the Company on a basis no less favorable than that which may be authorized from time to time for senior level executives as a group, and entitled to vacation (five (5) weeks beginning in calendar year 2001) and holidays in accordance with the Company's normal personnel policies for senior level executives.

     1.7. Short-Term Incentive Compensation. Executive shall be entitled to
          ---------------------------------
participate in any short-term incentive compensation programs established by the Company for its senior level executives generally. Bonuses under any short-term incentive compensation programs shall be based upon achievement of certain annual individual or business performance objectives specified and approved by the Board (or a Committee thereof) in its sole discretion.

     1.8 Long-Term Incentive Compensation; Stock Options. Executive shall also
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be entitled to participate on a basis consistent with other comparably situated executives in all incentive compensation programs including but not limited to stock options and recognition plans, established by the Company for its senior level executives. Bonuses under such programs shall be based upon achievement of certain individual or business performance objectives specified and approved by the Board (or a Committee thereof) in its sole discretion.

     2. Confidential Information. Executive recognizes and acknowledges that by
        ------------------------
reason of his employment by and service to the Company during and, if applicable, after the Employment Term, he will have access to certain confidential and proprietary information relating to the Company's business, which may include, but is not limited to, trade secrets, trade "know-how", customer information, supplier information, cost and pricing information, marketing and sales techniques, strategies and programs, computer programs and software and financial information (collectively referred to as "Confidential Information"). Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company and Executive covenants that he will not, unless expressly authorized in writing by the Board, at any time during the course of his employment use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of his duties for the Company and in a manner consistent with the Company's policies regarding Confidential Information. Executive also covenants that at any time after the termination of such employment, he will not, directly or indirectly, use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Executive or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information in which case Executive will inform the Company in writing promptly of such required disclosure, but in any event at least two business days prior to disclosure. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Executive's possession during the course of his employment shall remain the property of the Company. Except as required in the performance of Executive's duties for the Company, or unless expressly authorized in writing by the Board, Executive shall not remove any written Confidential Information from the Company's premises, except in connection with the performance of his duties for the Company and in a manner consistent with the Company's policies regarding Confidential Information. Upon termination of Executive's employment, Executive agrees immediately to return to the Company all written Confidential Information in his possession.

     3. Non-Compete Obligation. Executive agrees that during the term of this
        ----------------------
Agreement and for a period of two years after the end of the initial Employment Term or earlier termination date, Executive shall not, directly or indirectly, engage (as principal, partner, director, officer, agent, employee, or owner, with or without compensation) in any line of business that the Company or the Bank is involved (including, but not limited to, the providing of wholesale banking services, consumer financial services, retail banking, trust and investment management services, secured and unsecured loan and financing services, real estate financing services, asset and investment management and fiduciary services, cash management services, and consumer and commercial credit card services), within sixty miles of Harrisburg, Pennsylvania.

     Executive shall not entice or solicit, directly or indirectly, any other executives or key management personnel of the Company (or any subsidiary) to work with Executive or any entity with which Executive has affiliated for a period of two years after the end of the Employment Term or for any period that Executive provides consulting services to the Company, whichever is longer. Executive shall also not entice or solicit, directly or indirectly, any client or customer of the Company (or any subsidiary) for any competitor or in any competitive activity for a period of two years after the end of the Employment Term or for any period that Executive provides consulting services to the Company, whichever is longer.

     The foregoing restriction shall not be construed to prohibit Executive from owning less than five percent (5%) of any class of securities of any corporation located in Maryland, Pennsylvania or New Jersey which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither Executive nor any group of persons including Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

     4.   Enforcement of Obligations. Executive acknowledges that the
          --------------------------
restrictions contained in Sections 2 and 3 are reasonable and necessary to protect the legitimate interests of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company. Executive further represents and acknowledges that (i) he has been advised by the Company to consult his own legal counsel with respect to this Agreement; and (ii) that he has, prior to execution of this Agreement, reviewed thoroughly this Agreement with his counsel. Executive agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violations of Sections 2 and 3, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 2 and 3 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. Executive irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement in which any party is seeking in whole or in part any form of equitable relief, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in any court of competent jurisdiction in Dauphin County, Pennsylvania; (ii) consents to the non-exclusive jurisdiction of any court in any such suit, action or proceeding; and (iii) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court. Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 10.

     5    Termination. The Employment Term shall terminate upon the occurrence
          -----------
of any one of the following events:

     5.1. Disability. The Company may terminate the Employment Term if Executive
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is unable substantially to perform his duties and responsibilities hereunder to the full extent required by the Board by reason of illness, injury or incapacity for six consecutive months, or for more than six months in the aggregate during any period of twelve calendar months which shall not be deemed to prejudice Executive's rights to receive long-term disability benefit under any Company plan; provided, however, that the Company shall continue to pay Executive his Base Salary until the Company acts to terminate the Employment Term. In addition, Executive shall be entitled to receive (i) any other amounts earned, accrued or owing but not yet paid under Section 1 above and (ii) any other benefits, in accordance with the terms of any applicable plans and programs of the Company including the health coverage described in Section 5.4. Otherwise, the Company shall have no further liability or obligation to Executive for compensation under this Agreement. Executive agrees, in the event of a dispute under this Section 5. 1, to submit to a physical examination by a licensed physician selected by the Board.

     5.2. Death. The Employment Term shall terminate in the event of Executive's
          -----
death. In such event, the Company shall pay to Executive's executors, legal representatives or administrators, as applicable, an amount equal to the installment of his Base Salary set forth in Section 1.4 hereof for the month in which he dies. In addition, (i) Executive's estate shall be entitled to receive any other amounts earned, accrued or owing but not yet paid under Section 1 above and (ii) any other benefits, in accordance with the terms of any applicable plans and programs of the Company and Executive's spouse shall be entitled to the health coverage described in Section 5.4 until she attains age 65 or eligibility for Medicare, if later. Otherwise, the Company shall have no further liability or obligation under this Agreement to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him.

     5.3. Cause. The Company may terminate the Employment Term, at any time, for
          -----
"cause" upon 30 days' written notice, in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued, and any other vested benefits to which Executive is entitled by applicable law, in accordance with the terms of any applicable plans and programs of the Company. For purposes of this Agreement, termination for cause shall include termination because of Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this Agreement, an act or omission on the part of Executive shall be deemed "willful" only if it was not due primarily to an error in judgment or negligence and was done by Executive not in good faith and without reasonable belief that the act or omission was in the best interest of the Company.

     5.4. Termination Without Cause. The Company may remove Executive, at any
          -------------------------
time without cause from the position in which he is employed hereunder, including a change in the duties specified in Section 1.2; provided, however, that, in the event that such notice is given, Executive shall be under no obligation to render any additional services to the Company and subject to the provisions of Sections 2 and 3, shall be allowed to seek other employment. Upon any such removal, Executive shall be entitled to receive a single lump sum payment within 30 days equal to two times his Base Salary reduced by the aggregate Base Salary that has been paid to Executive under this Agreement up to the time of his termination without cause. No other payments or benefits shall be due under this Agreement to Executive, but Executive shall be entitled to any other vested benefits in accordance with the terms of any applicable plans and programs of the Company.

     5.5. Required Provisions. If Executive is suspended from office and/or
          -------------------
temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Bank's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or
(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) and (g)(1)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected. In the case of termination or removal of the Executive by an order issued under section 8(e)(4) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Company shall, if it deems the reinstatement of the Executive to his former position to be in the best interest of the Company, use its best efforts to appeal and overturn such order.

     If the Bank is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989), all obligations under this Agreement shall terminated as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank:

     (i) by the Office of Thrift Supervision ("OTS"), at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) (12 U.S.C.ss.1823(c)) of the Federal Deposit Insurance Act; or

     (ii) by the OTS, at the time the OTS approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the OTS to be in an unsafe or unsound condition.

     Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

     5.6. Voluntary Termination. Executive may voluntarily terminate the
          ---------------------
Employment Term upon 30 days' prior written notice for any reason. If such voluntary termination occurs within two years of the Effective Date, Executive shall be entitled to receive a single lump sum payment within 30 days of such voluntary resignation equal to two times his Base Salary, reduced by the aggregate Base Salary that has been paid to Executive under this Agreement up to the time of his voluntary resignation. In addition, Executive shall be entitled to any vested benefits due in accordance with the terms of any applicable plan and programs of the Company. A Voluntary Termination under this Section 5.6 shall not be deemed a breach of this Agreement.

     6.   Payments Upon a Change in Control.
          ---------------------------------

     6.1. Definitions. For all purposes of this Section 6, the following terms
          -----------
shall have the meanings specified in this Section 6.1 unless the context otherwise clearly requires:

     (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) "Base Compensation" shall mean the total cash remuneration received by Executive in all capacities with the Company, and its Affiliates, including current annualized base salary and all short-term annual incentives at the target level, and reported (or as would be reported) for Federal income tax purposes on Form W-2, together with any and all salary deferrals under any of the Company's benefit plans or programs, for the most recent full calendar year immediately preceding the calendar year in which occurs a Change of Control, or the calendar year in which occurs a Change of Control, whichever is higher.

     (c) "Beneficial Owner" shall have the meaning ascribed to such term in
Section 13(d)(3) of the Exchange Act.

     (d) "Change of Control" shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) results in a change in control of the Bank or the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect on the Effective Date, or (iii) without limitation such a Change of Control shall be deemed to have occurred at such time as (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Company to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Company or similar transaction occurs in which the Bank or the Company is not the resulting entity; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or (e) a tender offer is made and completed for 20% or more of the voting securities of the Bank or Company then outstanding.

     (e) "Person" shall have the meaning ascribed to such term in Section 13(d) and 14(d) of the Exchange Act.

     (f) "Termination Date" shall mean the date of receipt of the Notice of Termination described in Section 6.2 or any later date specified therein, as the case may be.

     (g) "Termination of Employment" shall mean the termination of Executive's actual employment relationship with the Company.

     (h) "Termination following a Change of Control" shall mean a Termination of Employment within two years after a Change of Control either:

          (A) initiated by the Company for any reason other than (a) Executive's continuous illness, injury or incapacity for a period of twelve consecutive months or (b) for cause, as defined in Section 5.3 hereof; or

          (B) initiated by Executive upon one or more of the following occurrences:

               (1) any failure of the Company to comply with and satisfy any of the material terms of this Agreement;

               (2) any change resulting in a reduction by the Company of the authority, duties or responsibilities of Executive under this Agreement; or

               (3) any reduction by the Company of Executive's compensation level.

     6.2. Notice of Termination. Any Termination following a Change of Control
          ---------------------
shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon and (ii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than 15 days after the giving of such notice).

     6.3. Severance Compensation With Termination. Subject to the provisions of
          ---------------------------------------
Section 6.6, in the event of Executive's Termination following a Change of Control or in the event that Executive is terminated under Section 5.4 within the six-month period immediately preceding a Change of Control (in which case any payments made pursuant to Section 5.4 shall reduce the amount due under this Section), the Company shall pay to Executive, within 15 days after the Termination Date (or as soon as possible thereafter in the event that the procedures set forth in Section 6.6 hereof cannot be completed within 15 days), an amount in cash equal to 2.99 times Executive's Base Compensation.

     6.4. Other Payments. The payment due under Section 6.3 hereof shall be in
          --------------
addition to and not in lieu of any payments or benefits due to Executive under any other plan, policy or program of the Company, all of which shall be paid within 15 days after the Change of Control (or as soon as possible thereafter in the event that the procedures set forth in Section 6.6 cannot be completed within 15 days), except that no payments shall be due to Executive under the Company's then severance pay plan for employees, if any, and all options to purchase shares of stock of the Company and all restrictions on shares of stock of the Company previously granted to Executive shall become fully vested and not subject to any further conditions and such options shall be exercisable as provided in Section 1.8, provided, however, that vesting and exercisability shall be subject to applicable regulatory requirements.

     6.5. Enforcement.
          -----------

     (a) In the event that the Company shall fail or refuse to make payment of any amounts due Executive under Sections 6.3 and 6.4 within the respective time periods provided therein, the Company shall pay to Executive, in addition to the payment of any other sums provided in this Agreement, interest, compounded monthly, on any amount remaining unpaid from the date payment is required under
Section 6.3 and 6.4, as appropriate, until paid to Executive, at the rate from time to time specified in The Wall Street Journal as the "prime rate" plus 2 %, each change in such rate to take effect on the effective date of the change in such prime rate.

     (b) It is the intent of the parties that Executive not be required to incur any expenses associated with the enforcement of his rights under this Section 6 by arbitration, litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Executive hereunder. Accordingly, the Company shall pay Executive on demand the amount necessary to reimburse Executive in full for all expenses (including all attorneys' fees and legal expenses) incurred by Executive in enforcing any of the obligations of the Company under this Agreement.

          6.6. Certain Reductions in Payments.
               ------------------------------

     (a) If the aggregate payments or benefits to be made or afforded to Executive pursuant to this Agreement (and any other plans, programs and arrangements maintained by the Company) (the "Termination Benefits") would constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor thereto, and if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three times Executive's "base amount," (determined in accordance with Code
Section 280G), then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required hereby among the Termination Benefits shall be determined by Executive. Notwithstanding the foregoing, if after application of the preceding sentences of this subsection 6.6(a), it is determined that the Executive received an excess parachute payment despite the reduction in the Executive's Termination Benefits, the excess of such Termination Benefits paid to the Executive over 2.99 times the Executive's "base amount," as defined in Section 280G of the Code, shall be treated as a loan to the Executive, and the Executive shall be required to repay such amount to the Bank or the Company, or the successor of the Bank or the Company, in consecutive annual installments over a period not to exceed ten years of the date of such determination, with interest at the prime rate plus 2% as set forth from time to time in The Wall Street Journal.

     (b) All determinations to be made under this Section 6 shall be made by the Company's independent public accountant immediately prior to the Change of Control (the "Accounting Firm"), which firm shall provide its determinations and any supporting calculations both to the Company and Executive within 10 days of the Termination Date. Any such determination by the Accounting Firm shall be binding upon the Company and Executive. Within five days after the Accounting Firm's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of Executive such amounts as are then due to Executive under this Agreement.

     (c) In the event that upon any audit by the Internal Revenue Service, or by a state or local taxing authority, of the Termination Payment, a change is finally determined to be required in the amount of taxes paid by Executive, appropriate adjustments shall be made under this Agreement such that the net amount which is payable to Executive after taking into account the provisions of Section 4999 of the Code shall reflect the intent of the parties as expressed in subsection (a) above, in the manner determined by the Accounting Firm.

     (d) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subsections (b) and (c) above shall be borne solely by the Company.

     7. Survivorship. The respective rights and obligations of the parties
        ------------
hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations and shall be binding on all successors and assigns to the Company which shall obtain the affirmation of any successor or assign prior to the assignment.

     8. Mitigation. Executive shall not be required to mitigate the amount of
        ----------
any payment or benefit provided for in this Agreement by seeking other employment or otherwise and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

     9. Arbitration; Expenses. In the event of any dispute under the provisions
        ---------------------
of this Agreement other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in Harrisburg, Pennsylvania in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses). Otherwise, each party shall be responsible for his or its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the American Arbitration Association.

     10. Notices. All notices and other communications required or permitted
         -------
hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

     If to the Company, to:

                 Waypoint Financial Corp.
                 235 N. Second Street
                 Harrisburg, PA 17101
                 Attention: Chairman, Compensation Committee
                 Fax: (717) 231-2950

    With a required copy to:

                 Luse Lehman Gorman Pomerenk & Schick
                 5225 Wisconsin Avenue, NW, Ste 400

                 Washington, DC 20015
                 Attention:  Eric Luse, Esq.
                 Fax: (202) 362-2902

    If to Executive, to:

                 James H. Moss
                 3224 Grande Oak Place
                 Lancaster, PA 17601

    With a required copy to:

                 John F. Breyer, Jr.
                 Breyer & Associates PC
                 1100 New York Ave., N.W.
                 Suite 700 East
                 Washington, D.C. 20005
                 Fax: (202) 737-7979

or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

     11. Contents of Agreements Amendment and Assignment.
         -----------------------------------------------

     (a) This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board and executed on its behalf by a duly authorized officer and by Executive.

     (b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the extent the Company would be required to perform if no such succession had taken place.

     12. Severability. If any provision of this Agreement or application thereof
         ------------
to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     13. Remedies Cumulative; No Waiver. No remedy conferred upon a party by
         ------------------------------
this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

     14. Beneficiaries/References. Executive shall be entitled, to the extent
         ------------------------
permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     15. Miscellaneous. All section headings used in this Agreement are for
         -------------
convenience only. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     16. Withholding. The Company may withhold from any payments under this
         -----------
Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received hereunder.

     17. Governing Law. This Agreement shall be governed by and interpreted
         -------------
under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

     18. Corporate Authority. The Company hereby represents that it has taken
         -------------------
all required corporate action in accordance with the provisions of its bylaws and articles of incorporation to enter into and to carry out the terms of this Agreement.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement effective as of _________________, 2000.




ATTEST                                              WAYPOINT FINANCIAL CORP.

                                          By:
------------------------------                  -------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                -------------------------------



WITNESS


------------------------------                  -------------------------------
                                                         James H. Moss

                                                                       Exhibit A

                           CHANGE-IN-CONTROL AGREEMENT

     This AGREEMENT is made effective as of October 17, 2000, by and among Waypoint Bank (the "Bank") a federally-chartered savings bank, with its principal administrative office at 235 North Second Street, Harrisburg, Pennsylvania, 17101, Waypoint Financial Corp. (the "Holding Company"), a corporation organized under the laws of the Commonwealth of Pennsylvania which is the holding company for the Bank, and James H. Moss (the Executive").

     WHEREAS, the Bank recognizes the substantial contribution Executive has made to the Bank and wishes to protect Executive's position therewith for the period provided in this Agreement; and

     WHEREAS, Executive has been appointed to, and has agreed to serve in the position of Chief Financial Officer for the Company, a position of substantial responsibility.

     NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.   TERM OF AGREEMENT.

     The term of this agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. The Agreement will be up for consideration for renewal each ____________________, after the Board of Directors completes a formal performance evaluation of the Executive. The purpose of this evaluation will be to determine whether or not to extend the Agreement. The results of this evaluation will be included in the Minutes of the next Board Meeting. The Agreement will renew for an additional year so that the remaining term shall be three (3) years unless written notice is provided to the Executive at least ten
(10) days, but not more than twenty (20) days prior to the anniversary date, that this Agreement shall cease at the end of the twenty-four (24) months following such anniversary date.

2.   PAYMENTS TO THE EXECUTIVE UPON CHANGE IN CONTROL.

     (a) Upon the occurrence of a Change in Control of the Bank or the Holding Company (as herein defined) followed at any time during the term of this Agreement by the voluntary (for any of the bases set below) or involuntary termination of Executive's employment, other than for Cause, as defined in
Section 2(c) hereof, the provisions of Section 3 shall apply. Upon the occurrence of a Change in Control, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement following any demotion, loss of title, office or significant authority, reduction in his annual compensation, relocation of his principal place of employment by more than 30 miles from its location immediately prior to the Change in Control or the failure to continue in effect any substantially similar vacation benefits, pension plan, dental plan, life insurance plan, health, accident or disability plan in which Executive is participating immediately prior to Change in Control.

     (b) "Change in Control" shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) results in a change in control of the Bank or the Company within the meaning of the Home Owners Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect on the Effective Date, or (iii) without limitation such a Change of Control shall be deemed to have occurred at such time as (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Company to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the

Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Company or similar transaction occurs in which the Bank or the Company is not the resulting entity; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or (e) a tender offer is made and completed for 20% or more of the voting securities of the Bank or Company then outstanding.

     (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any material provision of this Agreement. For purposes of this Section, no act, or the failure to act on Executive's part shall be "willful" unless done or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of the Holding Company or the Bank. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in good faith opinion of the Board, the Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options or limited rights granted to Executive under any stock option plan or any unvested awards granted to Executive under a Recognition and Retention Plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

3.   TERMINATION BENEFITS.

     (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the voluntary or involuntary termination of the Executive's employment, other than for Termination for Cause, the Bank and the Company shall pay the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to 2.99 times the Executive's annual base salary and bonus. In addition, Executive shall be entitled to any other cash or deferred compensation paid, or to be paid, to the Executive for such years and such benefits as are otherwise payable to Executive under the Company's and/or the Bank's plans upon a Change in Control. At the election of the Executive such payment may be made in a lump sum or paid in equal monthly installments during the twelve (12) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of this Agreement.

     (b) Upon the occurrence of a Change in Control of the Bank or the Holding Company followed at any time during the term of this Agreement by the Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Bank shall cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for the Executive prior to his severance. Such coverage and payments shall cease upon the expiration of thirty-six (36) months.

     (c) Upon the occurrence of a Change in Control, the Executive shall be entitled to receive benefits due him under, or contributed by the Bank on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Bank on the Executive's behalf to the extent that such benefits are not otherwise paid to the Executive under a separate provision of this Agreement.

     (d) Notwithstanding the preceding paragraphs of this Section 3, in the event that:

          (i) the aggregate payments or benefits to be made or afforded to the Executive under said paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under
               Section 280G of the Internal Revenue Code of 1986 (the Code) or any successor thereto, and

          (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount" as determined in accordance with said Section 280G, then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required hereby among the Termination Benefits provided by the preceding paragraphs of this Section 3 shall be determined by the Executive.

4.   NOTICE OF TERMINATION.

     (a) Any purported termination by the Bank, the Holding Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination which, in the instance of Termination for Cause, shall be immediate.

5.   SOURCE OF PAYMENTS.

     It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank. The Holding Company, however, guarantees payment and provision of all amounts and benefits due hereunder to the Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Holding Company.

6.   EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

     (a) This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

     (b) Nothing in this Agreement shall confer upon the Executive the right to continue in the employ of Bank or shall impose on the Bank any obligation to employ or retain the Executive in its employ for any period.

7.   NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, the Executive, the Bank and their respective successors and assigns.

8.   MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.   REQUIRED REGULATORY PROVISIONS.

     The Board may terminate the Executive's employment at any time, but any termination by the Board, other than Termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under the Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 2 herein above.

10.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

     11.  HEADINGS FOR REFERENCE ONLY.

          The headings of sections and paragraphs herein are included solely for the convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     12.  GOVERNING LAW.

          The validity, interpretation, performance, and enforcement of this Agreement shall be governed by Pennsylvania law.

     13.  ARBITRATION.

     (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of an dispute or controversy arising under or in connection with this Agreement.

     (b) In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

14.  PAYMENT OF COSTS AND LEGAL FEES.

     All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank (which payments are guaranteed by the Holding Company pursuant to Section 5 hereof) if Executive is successful pursuant to legal judgment, arbitration or settlement.

15.  INDEMNIFICATION.

     (a) The Bank shall provide Executive (including his or her legal representatives, successors, and assigns) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (including his or her legal representatives, successors, and assigns) to the fullest extent permitted under Pennsylvania law against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a trustee or officer of the Bank (whether or not he continues to be a trustee or officer at the time of incurring such expenses or liabilities). Such expenses or liabilities may include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements for reasonable costs and expenses incurred by Executive in defending or settling any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review.

     (b) Indemnification by the Bank shall be made only upon the final judgment on the merits in favor of the Executive, in case of settlement, in case of final judgment against Executive or in the case of final judgment in favor of Executive other than on the merits, if a majority of the disinterested directors of the Bank determine Executive was acting in good faith within the scope of Executive's employment or authority.

     (c) Any such indemnification of Executive for such expenses and liabilities are to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board of Directors of the Bank, if such action is brought against the Executive in his or her capacity as an officer or trustee of the Bank, provided however, such indemnity shall not extend to matters as to which the Executive is finally adjudged to be liable for willful misconduct in the performance of his or her duties.

16.  SUCCESSOR TO THE BANK.

     The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.



17.  SIGNATURES.

     IN WITNESS WHEREOF, Waypoint Bank and Waypoint Financial Corp. have caused this Agreement to be executed by their duly authorized officers, and Executives have signed this Agreement, on the 17th day of October, 2000.

SEAL


ATTEST:                                  WAYPOINT BANK


                                         BY:
-------------------------------              -----------------------------------
Corporate Secretary                          President / Chief Executive Officer
-------------------------------              -----------------------------------

SEAL

ATTEST:                                  WAYPOINT FINANCIAL CORP.
                                         (Guarantor)

                                         BY:
-------------------------------              -----------------------------------
Corporate Secretary                          President / Chief Executive Officer


SEAL


WITNESS:                                 JAMES H. MOSS


-------------------------------          ---------------------------------------